Skullcandy Announces Third Quarter 2013 Financial Results
PARK CITY, UTAH – October 30, 2013 – Skullcandy, Inc. (NASDAQ: SKUL) today announced financial results for the third quarter ended September 30, 2013.
Third Quarter Results

•	Net sales were $50.0 million

•	Gross margin was 44.9%

•	Net income was $0.04 per diluted share

•	Non-GAAP adjusted net income was $0.06 per diluted share

"The third quarter was a productive period as we continued to execute against the key pillars we have established that will put Skullcandy on a path towards long-term growth and shareholder value creation,” said Hoby Darling, President and Chief Executive Officer of Skullcandy. “We have a good deal of work to go, however, we made important progress in fine tuning our distribution model, which over time should improve full price selling and strengthen our premium brand positioning. We also broadened awareness of our enhanced innovation platform through increased availability of Crusher. Our corporate culture is getting stronger and our level of execution continues to improve, helping us achieve our profitability target even as we purposefully reduced sales intra quarter to certain retailers as part of our ongoing Edit, Amplify and Add marketplace transformation strategy and continued to invest in in-store demand creation and innovation. There is tremendous opportunity to drive further improvements across our organization and I am very encouraged by the initial advancements and feel strongly that we are set up to deliver improved results beginning next year."
Net sales in the third quarter of 2013 decreased 29.6% to $50.0 million from $71.0 million in the same quarter of the prior year. North America net sales decreased 39.4% to $34.8 million from $57.4 million in the same quarter of the prior year. Consistent with the strategy stated in previous quarters, the Company continued to scale back its sales to the off-price channel, which were down approximately $4.4 million, or 74.6%, compared with the third quarter of 2012. In addition, there was a decrease in net sales of $2.2 million as a result of the transition to a direct distribution model in Canada. International net sales increased 11.9% to $15.2 million from $13.6 million in the same quarter of the prior year. Included in the North America segment in third quarter 2013 and third quarter 2012 are net sales of $0.9 million and $3.0 million, respectively, of products that were sold from the United States to customers with a “ship to” location outside of North America. Including these sales in the international segment, international net sales decreased 2.5%, and North America net sales decreased 37.8%, compared to the same quarter in the prior year.
Gross profit in the third quarter of 2013 decreased 33.4% to $22.4 million from $33.7 million in the same quarter of the prior year. Gross margin was 44.9% in the third quarter of 2013 compared to 47.4% in the same quarter of the prior year. The decrease in gross margin was primarily attributable to increased allowances to the Company's retail customers and a shift to a lower margin product mix.
Selling, general and administrative (SG&A) expenses in the third quarter of 2013 decreased 5.0% to $21.9 million from $23.1 million in the same quarter of the prior year. SG&A expenses in the third quarter of 2013 include $1.0 million in costs related to the closure of the San Clemente, California office. These costs include certain termination benefits, charges associated with subleasing the former office space, and the relocation of the marketing, creative, business development and legal departments, as well as certain sales and international personnel to the Company's headquarters in Park City, Utah. As a percentage of net sales, SG&A expenses were 43.8% compared to 32.5% in the same quarter of the prior year. The Company continues to invest in marketing and demand creation efforts with an increase in expenses of $0.3 million compared to the same quarter of the prior year.
Certain reclassifications have been made to the Company's 2012 results to conform to the 2013 presentation to better reflect where certain costs should be presented in the statement of operations. For this reason, tooling depreciation and warranty related expenses are being included in cost of goods sold for all comparable periods.

Net income attributable to the Company in the third quarter of 2013 was $1.1 million, or $0.04 per diluted share, based on 27.9 million diluted weighted average common shares outstanding and included a $1.0 million one-time tax benefit related to the retirement of certain incentive stock options as part of the employee stock option exchange that was completed in September 2013. Net income attributable to the Company in the same quarter of the prior year was $6.5 million, or $0.23 per diluted share, based on 28.1 million diluted weighted average common shares outstanding. Excluding costs associated with the closure of the San Clemente office, non-GAAP adjusted net income in the third quarter of 2013 was $1.7 million, or $0.06 per diluted share based on 27.9 million diluted weighted average common shares outstanding. In the third quarter of 2012, non-GAAP adjusted net income was equal to GAAP net income. For a reconciliation of non-GAAP adjusted net income (loss) to net income (loss), see the accompanying tables at the end of this release.
Balance Sheet Highlights
As of September 30, 2013, cash and cash equivalents totaled $34.7 million compared to $1.9 million as of September 30, 2012 and the Company had no outstanding debt, compared to $5.2 million of outstanding debt as of September 30, 2012. As of September 30, 2013, the Company had $50.0 million of availability under its new credit facility. Accounts receivable decreased 31.3% to $41.2 million as of September 30, 2013 from $60.0 million as of September 30, 2012, which is consistent with the decline in net sales for the comparable period. Inventory decreased 12.0% to $48.7 million as of September 30, 2013 from $55.4 million as of September 30, 2012. Inventory as of September 30, 2013 included approximately $2.5 million associated with the transition to a direct distribution model in Canada at the start of the third quarter 2013.
Call Information
A conference call to discuss the third quarter of 2013 results is scheduled for today, October 30, 2013, at 4:30 PM Eastern Time / 2:30 PM Mountain Time. A broadcast of the call will be available on the Company’s website, www.skullcandy.com. Analysts and investors can participate in the live call by dialing (877) 705-6003 or (201) 493-6725. In addition, a replay of the call will be available shortly after the conclusion of the call and remain available through November 6, 2013. To access the telephone replay, listeners should dial (877) 870-5176 or (858) 384-5517 and entering conference ID number 10000701.
About Skullcandy, Inc.
Skullcandy is the original lifestyle and performance audio brand inspired by the creativity and irreverence of youth culture. Skullcandy designs, markets and distributes audio and gaming headphones and other accessory related products under the Skullcandy, Astro Gaming and 2XL by Skullcandy brands. Skullcandy was launched in 2003 and quickly became one of the world's most distinct audio brands by bringing unique technology, color, character and performance to an otherwise monochromatic space; helping to revolutionize the audio arena by introducing headphones, earbuds and other audio and wireless lifestyle products that possess unmistakable style and exceptional performance. The Company's products are sold and distributed through a variety of channels in the U.S. and approximately 80 countries worldwide. Visit skullcandy.com, or join us at facebook.com/skullcandy or on Twitter @skullcandy.
Forward-Looking Statements
Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the Company’s anticipated future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from expectations are disclosed under the “Risk Factors” section of the 2012 10-K filed with the Securities and Exchange Commission ("SEC") on March 13, 2013 and in any subsequent reports the Company files with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise
Non-GAAP Measures
Non-GAAP adjusted net income and non-GAAP adjusted fully diluted earnings per share, for the periods presented, represents diluted net income per share excluding the impact of severance expenses associated with the departure of the Company’s former Chief Executive Officer, exit costs associated with the office closure in San Clemente, California and the settlement of litigation. Management does not believe these expenses correlate to the underlying performance of the business. As a result, the Company believes that non-GAAP adjusted net income and non-GAAP adjusted fully diluted earnings per share provides important additional information for measuring its performance, provides consistency and comparability with the Company’s past financial performance, facilitates period to period comparisons of the Company’s operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The Company’s management team uses these metrics to evaluate the Company’s business and believes they are a measure used frequently by securities analysts and investors. Non-GAAP adjusted net income and adjusted fully diluted earnings per share do not represent, and should not be used as a substitute for net income and diluted earnings per share, as determined in accordance with GAAP. The Company’s method of calculating non-GAAP adjusted net income and adjusted fully diluted earnings per share may differ from that of other companies.
Contacts
ICR
Brendon Frey / Joe Teklits
203-682-8200
Brendon.Frey@icrinc.com
Joseph.Teklits@icrinc.com

-Financial Tables Follow-

SKULLCANDY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share information)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales	$50,004	$71,000	$137,843	$196,716
Cost of goods sold	27,573	37,315	76,141	102,208
Gross profit	22,431	33,685	61,702	94,508
Selling, general and administrative expenses	21,917	23,065	72,179	70,687
Income (loss) from operations	514	10,620	(10,477)	23,821
Other expense	153	219	443	592
Interest expense	125	184	339	455
Income (loss) before income taxes and noncontrolling interests	236	10,217	(11,259)	22,774
Income tax expense (benefit)	(842)	3,782	(4,568)	8,391
Net income (loss)	1,078	6,435	(6,691)	14,383
Net income (loss) attributable to noncontrolling interests	1	(57)	(86)	(33)
Net income (loss) attributable to Skullcandy, Inc.	$1,077	$6,492	$(6,605)	$14,416
Net income (loss) per common share attributable to Skullcandy, Inc.
Basic	$0.04	$0.24	$(0.24)	$0.53
Diluted	0.04	0.23	(0.24)	0.51
Weighted average common shares outstanding
Basic	27,764,914	27,461,021	27,728,489	27,361,173
Diluted	27,879,842	28,130,470	27,728,489	28,031,085

SKULLCANDY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(unaudited)

	As of September 30, 2013	As of September 30, 2012	As of December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$34,697	$1,898	$19,345
Accounts receivable, net	41,222	60,022	76,307
Inventories	48,744	55,387	41,567
Prepaid expenses and other current assets	3,628	6,126	5,604
Deferred taxes	3,399	3,164	2,943
Total current assets	131,690	126,597	145,766
Property and equipment, net	11,628	14,637	16,000
Intangibles	11,361	12,854	12,481
Goodwill	13,867	13,867	13,867
Deferred financing fees	211	221	161
Total assets	$168,757	$168,176	$188,275
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,858	$14,211	$22,887
Accrued liabilities	13,629	18,774	21,047
Bank line of credit	—	5,176	—
Total current liabilities	30,487	38,161	43,934
Deferred taxes	2,133	1,128	2,219
Stockholders’ equity:
Common stock	3	3	3
Treasury stock	(43,294)	(43,294)	(43,294)
Additional paid-in capital	129,736	126,454	128,676
Accumulated other comprehensive income (loss)	(377)	398	(22)
Retained earnings	49,613	44,755	56,218
Total Skullcandy stockholders’ equity	135,681	128,316	141,581
Noncontrolling interests	456	571	541
Total stockholders’ equity	136,137	128,887	142,122
Total liabilities and stockholders’ equity	$168,757	$168,176	$188,275

SKULLCANDY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)
(unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating activities
Net income (loss)	$(6,691)	$14,383
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,933	4,287
Loss on disposal of property and equipment	1,991	—
Provision for doubtful accounts	853	1,546
Deferred income taxes	(2,505)	(1,666)
Noncash interest expense	164	180
Stock-based compensation expense	2,945	5,101
Changes in operating assets and liabilities:
Accounts receivable	34,220	(10,914)
Inventories	(7,196)	(11,378)
Prepaid expenses and other current assets	1,556	2,542
Accounts payable	(6,056)	(9,039)
Accrued liabilities	(7,441)	(6,320)
Net cash provided by (used in) operating activities	18,773	(11,278)
Investing activities
Purchase of property and equipment	(3,434)	(7,796)
Net cash used in investing activities	(3,434)	(7,796)
Financing activities
Net borrowings (repayments) on bank line of credit	—	(4,708)
Debt issuance costs	(214)	—
Proceeds from exercise of stock options	167	1,758
Income tax benefit from stock option exercises	(87)	546
Net cash used in financing activities	(134)	(2,404)
Effect of exchange rate changes on cash and cash equivalents	147	74
Net increase (decrease) in cash and cash equivalents	15,352	(21,404)
Cash and cash equivalents, beginning of period	19,345	23,302
Cash and cash equivalents, end of period	$34,697	$1,898
Supplemental cash flow information:
Cash paid for interest	175	113
Cash paid for income tax	7,028	10,718

SKULLCANDY, INC.
SEGMENT INFORMATION
(unaudited)
The North America segment primarily consists of Skullcandy and Astro Gaming product sales to customers in the United States, Canada and Mexico (through the Company’s joint venture). The international segment primarily includes Skullcandy product sales to customers in Europe and Asia that are served by the Company’s European and Asian operations. Included in the North America segment for the three months ended September 30, 2013 and 2012, are $0.9 million and $3.0 million, respectively, that represent products that were sold from the United States with a "ship to" location outside of North America. Included in the North America segment for the nine months ended September 30, 2013 and 2012, are $4.9 million and $11.2 million, respectively, that represent products that were sold from the United States with a "ship to" location outside of North America.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales
North America	$34,793	$57,412	$102,464	$167,613
International	15,211	13,588	35,379	29,103
Consolidated	50,004	71,000	137,843	196,716
Gross profit
North America	15,108	26,753	44,853	79,585
International	7,323	6,932	16,849	14,923
Consolidated	22,431	33,685	61,702	94,508
Income (loss) from operations
North America	(2,202)	7,426	(13,969)	17,698
International	2,716	3,194	3,492	6,123
Consolidated	$514	$10,620	$(10,477)	$23,821

SKULLCANDY, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(in thousands of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss)	$1,078	$6,435	$(6,691)	$14,383
Net income (loss) attributable to noncontrolling interests	1	(57)	(86)	(33)
Severance-related expenses, net of tax benefit (1)	—	—	776	—
Legal and settlement expenses associated with litigation, net of tax benefit (2)	—	—	—	418
Exit costs associated with office closure (3)	613	—	1,319	—
Non-GAAP adjusted net income (loss)	$1,690	$6,492	$(4,510)	$14,834

(1)
This item is recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $446 thousand for the nine months ended September 30, 2013.

(2)
This item is recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $249 thousand for the nine months ended September 30, 2012.

(3)
This item is recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $360 thousand and $763 thousand for the three and nine months ended September 30, 2013, respectively.

SKULLCANDY, INC.
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE – GAAP TO DILUTED EARNINGS (LOSS) PER SHARE – NON-GAAP
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Diluted earnings (loss) per share - GAAP	$0.04	$0.23	$(0.24)	$0.51
Severance-related expenses, net of tax benefit	—	—	0.03	—
Legal and settlement expenses associated with litigation, net of tax benefit	—	—	—	0.02
Exit costs associated with office closure	0.02	—	0.05	—
Diluted earnings (loss) per share – non-GAAP	$0.06	$0.23	$(0.16)	$0.53